EXHIBIT 10.544

EXECUTION COPY

AMENDMENT TO LOAN SERVICES AGREEMENT

This Amendment to that certain Loan Services Agreement dated as of January 1, 2004, as amended,("Services Agreement") made between INLAND MORTGAGE SERVICING CORPORATION  ("Service Provider"), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. ("Business Manager"), an Illinois corporation, is made as of November 15, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

"2.2  The Business Manager and Service Provider acknowledge that the relationship created hereby is on a non-exclusive basis such that during the Initial Services Term and any Additional Services Term, the Business Manager is permitted to retain third parties to perform the same or similar Services for any loan that has not been placed with the Service Provider to service, or to have the REIT perform such services; and that Service Provider shall be permitted to perform the Services or any individual Service for any other parties. Once a loan has been placed with the Service Provider, it cannot be withdrawn unless this Agreement has been terminated as hereinafter provided."

2.

Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

"3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager, or the successor to the REIT if a Change of Control has occurred, shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to so terminate and specifying the effective date of such termination; provided, however:

(a)  In the event Business Manager is terminating this Agreement for the purpose of either (i) having the REIT service all of the loans covered by this Agreement in house or (ii) having all of the loans covered by this Agreement serviced by another loan servicer, but in either case of (i) or (ii) not in connection with a Change of Control of the REIT, then in such event, Service Provider will initiate the transfer of the loans to the entity designated by the Business Manager in the termination notice. Until the effective date of termination, the Service Provider shall continue to be paid monthly compensation in an amount equal to the total monthly compensation on the date the termination notice is served until and through the month of the effective termination date stated in the termination notice. In the event that any lender does not complete the transfer of any loan until after the effective date of termination, the Service Provider will be paid a monthly fee of $250.00 on each loan until the transfer of the loan has been completed;

(b)  In the event of a Change of Control of the REIT, the entity assuming control of the REIT may terminate this Agreement after the Change of Control is complete by giving the Service Provider not less than one hundred eighty (180) days’ notice of the effective date of the termination. In such event, Service Provider will initiate the transfer of the loans to the entity designated in the termination notice. Thereafter, until the effective date of termination, the Service Provider shall be paid monthly compensation in an amount equal to the total number of loans being serviced on the date the termination notice was given to the Service Provider  multiplied by $250.00 until and through the month of the effective termination date stated in the termination notice, to cover the increased costs involved in the transfer and the underwriting of the entity assuming control of the REIT. For any loans not transferred by the effective date of termination, the Service Provider will be paid a monthly fee of $250.00 on each loan until the transfer of the loan has been completed;

The terms of this Section 3.3 shall control over any conflicting terms of Section 2 of Exhibit A attached hereto."

3.

Section 3.4 of the Services Agreement is hereby amended by deleting the words "sixty (60)" set forth therein and in lieu thereof inserting the words "thirty (30)".

4.

Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

"If at any time during the Initial Services Term or any Additional Services

 Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager."

In all other respects the Services Agreement remains in full force and effect.

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:

Its:

INLAND MORTGAGE SERVICING CORPORATION

By:

Its:

[Signature Page to Amendment to Loan Services Agreement]

Endnotes